WORLDWIDE HEALTH SCIENCES
PORTFOLIO

INVESTMENT ADVISORY AGREEMENT

    		AGREEMENT made this 1st day of
August, 2011, between Worldwide Health
Sciences Portfolio, a Massachusetts trust (the
"Trust") and OrbiMed Advisors, LLC, a
Delaware limited liability company (the
"Adviser").

       1.	Duties of the Adviser.  The Trust
hereby employs the Adviser to act as
investment adviser for and to manage the investment and reinvestment of the assets of the Trust, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement. The
Adviser hereby accepts such employment and undertakes to afford to the Trust the advice and assistance of the Adviser's organization in the choice of investments and in the purchase and sale of securities for the Trust and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Trust and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Adviser's organization and all personnel of the Adviser performing services relating to research and investment activities.
The Adviser shall for all purposes herein be deemed to be independent contractors and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

             a. The Adviser shall provide the
Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of the Trust. As investment adviser to the Trust, the Adviser shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Trust's assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the Investment Company Act of 1940, all as from time to time amended. Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Trust and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The
Adviser shall take, on behalf of the Trust, all actions which they deem necessary or desirable to implement the investment policies of the Trust.
       The Adviser shall place all orders for
the purchase or sale of portfolio securities for the account of the Trust either directly with the issuer or with brokers or dealers selected by the Adviser, and to that end the Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall use its best efforts to seek to execute security transactions at prices which are advantageous to the Trust and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the
Adviser and the Adviser is expressly
authorized to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion.
Subject to the requirement set forth in the second sentence of this paragraph, the Adviser is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of any one or more investment companies sponsored by the
Adviser, Eaton Vance Management or their affiliates or shares of any other investment company investing in the Trust.

       The Adviser shall not be responsible for providing certain special administrative services to the Trust under this Agreement.
Eaton Vance Management, in its capacity as Manager of the Trust, shall be responsible for providing such services to the Trust under the Trust's separate Management Agreement with the Manager.

       2.	Compensation of the Adviser.
For the services, payments and facilities to be furnished hereunder by the Adviser, the Adviser shall be entitled to receive from the Trust the compensation described on
Appendix A. The Adviser may, from time to time, waive all or a part of the above compensation to which it is entitled hereunder.

       3.	Allocation of Charges and
Expenses. It is understood that the Trust will pay all expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Fund shall include, without implied limitation,
(i) expenses of maintaining the Trust and continuing its existence, (ii) registration of the Trust under the Investment Company Act of
1940, (iii) commissions, fees and other
expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale, and redemption of Interests in the Trust,
(viii) expenses of registering and qualifying the Trust and Interests in the Trust under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to Holders and investors, and fees and expenses of registering and maintaining registrations of the Trust and of the Trust's placement agent as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to Holders and of meetings of Holders and proxy solicitations therefore, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust
(including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balances and tax capital account balances), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, Holder servicing agents and registrars for all services to the Trust, (xv) expenses for servicing the account of Holders, (xvi) any direct charges to Holders approved by the Trustees of the Trust, (xvii) compensation and expenses of Trustees of the Trust who are not members of one of the Adviser's organization, and (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers and Holders with respect thereto.

       4.	Other Interests.  It is understood
that Trustees and officers of the Trust and Holders of Interests in the Trust are or may be or become interested in the Adviser as trustees, shareholders or otherwise and that trustees, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as Holder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities
(including, without limitation, other
investment companies) which the Adviser or Eaton Vance Management may organize, sponsor or acquire, or with which it may merge or consolidate, and that the Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

       5.	Limitation of Liability of the
Adviser. The services of the Adviser to the Trust are not to be deemed to be exclusive, the Adviser being free to render services to others and engage in other business activities.
In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any Holder of Interests in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

       6.	Sub-Investment Adviser.  The
Adviser may employ one or more sub-
investment advisers from time to time to perform such of the acts and services of the Adviser, including the selection of brokers or dealers to execute the Trust's portfolio security transactions, and upon such terms and conditions as may be agreed upon between the Adviser and such investment adviser and approved by the Trustees of the Trust, all as permitted by the Investment
Company Act of 1940.

       7.	Duration and Termination of this
Agreement. a. This Agreement shall become effective upon the date of its execution, subject to the condition that the Trust's
Board, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Adviser, and the Holders of Interests in the Trust, shall have approved this Agreement in the manner required by the 1940 Act. Unless terminated as herein provided, this Agreement shall remain in full force and effect through and including April 30, 2012 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after April
30, 2012 is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and
(ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser (the "Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval.
		b.  Any party hereto may, at any
time on sixty (60) days' prior written notice to the others, terminate that party's obligations hereunder, or, in the case of the Trust, terminate this Agreement in its entirety, without the payment of any penalty, by action of Trustees of the Trust or the trustees or directors of the Adviser, as the case may be, and the Trust may, at any time upon such written notice to the Adviser, terminate this Agreement with respect to the Adviser by vote of a majority of the outstanding voting securities of the Trust. This Agreement shall terminate automatically in the event of its assignment.

       8.	Amendments of the Agreement.
This Agreement may be amended by a writing signed by all parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of an Adviser or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Trust.

	9.	Limitation of Liability.  The
Adviser expressly acknowledges the provision
in the Declaration of Trust of the Trust
(Section 5.2 and 5.6) limiting the personal
liability of the Trustees and officers of the
Trust, and the Adviser hereby agrees that it
shall have recourse to the Trust for payment
of claims or obligations as between the Trust
and the Adviser arising out of this Agreement
and shall not seek satisfaction from any
Trustee or officer of the Trust.
       10.	Certain Definitions.  The terms
"assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment
Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of Holders, of the lesser of (a) 67 per centum or more of the Interests in the Trust present or represented by proxy at the meeting if the Holders of more than 50 per centum of the outstanding Interests in the Trust are present or represented by proxy at the meeting, or
(b) more than 50 per centum of the
outstanding Interests in the Trust. The terms
"Holders" and "Interests" when used herein shall have the respective meanings specified in the Declaration of Trust of the Trust.

       IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be
executed on the day and year first above written.

WORLDWIDE HEALTH SCIENCES PORTFOLIO

By:	/s/ Maureen A. Gemma
	Secretary


ORBIMED ADVISORS LLC

By:	/s/ Sam Isaly
       Managing Member



APPENDIX A

For the services, payments and facilities furnished by the Adviser under this Agreement, the Adviser is entitled to receive from the Trust a fee computed daily and payable monthly equal to the following asset-based fee as adjusted by the performance-based adjustment set forth below:

Asset-based fee:

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The Trust's net asset value shall be computed
in accordance with the Declaration of Trust of the Trust and any applicable votes and determinations of the Trustees of the Trust.

Performance-based adjustment: The asset-based fee is subject to upward or downward adjustment depending upon whether, and to what extent, the investment performance of the Trust differs by at least one percentage point from the record of the MSCI World
Health Care Index ("Index Return") over the same period, except during the transition period as described below. Each percentage point difference is multiplied by a performance adjustment rate of 0.015%. The maximum adjustment plus/minus is 0.15%.
One twelfth (1/12) of this adjustment is applied each month to the average daily net assets of the Trust over the entire performance period. This adjustment shall be based on a rolling period of up to and including the most recent 36 months
("Performance Adjustment Period"). Trust performance shall be total return as computed under Rule 482 under the Securities Act of 1933.

Transition period:  For the Performance
Adjustment Period commencing on the
effective date of this Agreement ("Effective
Date"), the Index Return will be the blended record of (i) the Standard & Poor's Index of
500 Common Stocks for the period prior to the Effective Date and (ii) the MSCI World
Health Care Index for the period after the Effective Date.


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